NAME OF REGISTRANT:
FRANKLIN TEMPLETON GLOBAL TRUST
   Franklin Templeton Hard Currecny Fund
File No. 811-04450


EXHIBIT ITEM No. 77(c): MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

MEETING OF SHAREHOLDERS, MARCH 21, 2007 AND RECONVENED ON APRIL 11, 2007 AND MAY 11, 2007

A Special Meeting of Shareholders of the Trust was held at the Trust's offices, One Franklin Parkway, San Mateo, California on March 21, 2007 and reconvened on April 11, 2007 and May 11, 2007. The purpose of the meeting was to elect Trustees of the Trust and to vote on the following Proposals and Sub-Proposals: to approve an Amended and Restated Agreement and Declaration of Trust; to approve amendments to certain of Franklin Templeton Hard Currency Fund's (the "Fund") fundamental investment restrictions (including eight (8) Sub-Proposals); to approve the elimintion of certain of the Fund's fundamental investment restrictions; and to approve the reclassification of certain of the Fund's investment policies as non-fundamental. At the meeting, the following persons were elected by the shareholders to serve as Independent Trustees of the Trust:
Harris J. Ashton, Robert F. Carlson, Sam L. Ginn, Edith E. Holiday, Frank W. T. LaHaye, Frank A. Olson, Larry D. Thompson and John B. Wilson. Charles B. Johnson and Gregory E. Johnson were elected by the shareholders to serve as Interested Trustees. Shareholders also approved the Amended and Restated Agreement and Declaration of Trust, amendments to certain of the Fund's fundamental investment restrictions (including eight (8) Sub-Proposals), the elimination of certain of the Fund's fundamental investment restrictions and the reclassification of certain of the Fund's investment policies as non-fundamental. No other business was transacted at the meeting.

The results of the voting at the meeting are as follows:

Proposal 1. The election of Trustees:

---------------------------------------------------------------------------------------------------------
                                                   % OF        % OF                      % OF       % OF
                                                OUTSTANDING    VOTED                 OUTSTANDING    VOTED
NAME                                 FOR          SHARES      SHARES     WITHHELD       SHARES     SHARES
---------------------------------------------------------------------------------------------------------
Harris J. Ashton ..........    24,408,541.682     58.491%     98.430%  389,397.361      .933%      1.570%
Robert F. Carlson .........    24,411,374.454     58.497%     98.441%  386,564.589      .927%      1.559%
Sam L. Ginn ...............    24,412,345.126     58.500%     98.445%  385,593.917      .924%      1.555%
Edith E. Holiday ..........    24,400,488.495     58.471%     98.397%  397,450.548      .953%      1.603%
Frank W. T. LaHaye ........    24,419,813.668     58.518%     98.475%  378,125.375      .906%      1.525%
Frank A. Olson ............    24,413,216.578     58.502%     98.449%  384,722.465      .922%      1.551%
Larry D. Thompson .........    24,426,180.033     58.533%     98.501%  371,759.010      .891%      1.499%
John B. Wilson ............    24,426,591.717     58.534%     98.503%  371,347.326      .890%      1.497%
Charles B. Johnson ........    24,419,215.531     58.516%     98.473%  378,723.512      .908%      1.527%
Gregory E. Johnson ........    24,433,290.833     58.550%     98.530%  364,648.210      .874%      1.470%


Proposal 2. To approve an Amended and Restated Agreement and Declaration of
Trust:

------------------------------------------------------------------------------
                                                          % OF         % OF
                                                       OUTSTANDING     VOTED
                                      SHARES VOTED        SHARES       SHARES
------------------------------------------------------------------------------
For .............................    16,093,683.001      38.566%       64.899%
Against .........................       326,625.708       0.782%        1.317%
Abstain .........................       372,332.334       0.893%        1.502%
Broker Non-votes ................     8,005,298.000      19.183%       32.282%
------------------------------------------------------------------------------
TOTAL ...........................    24,797,939.043      59.424%      100.000%
------------------------------------------------------------------------------

Proposal 3. To approve amendments to certain of the Fund's fundamental investment restrictions (includes eight (8) Sub-Proposals):

(a) To amend the Fund's fundamental investment restriction regarding borrowing:

-----------------------------------------------------------------------------
                                                          % OF         % OF
                                                       OUTSTANDING     VOTED
                                      SHARES VOTED        SHARES       SHARES
------------------------------------------------------------------------------
For .............................    17,360,213.598      41.601%       68.512%
Against .........................       688,797.017       1.650%        2.718%
Abstain .........................       487,750.421       1.169%        1.925%
Broker Non-votes ................     6,802,223.000      16.300%       26.845%
-------------------------------------------------------------------------------
TOTAL ...........................    25,338,984.036      60.720%      100.000%
-------------------------------------------------------------------------------


(b) To amend the Fund's fundamental investment restriction regarding underwriting:

-----------------------------------------------------------------------------
                                                          % OF         % OF
                                                       OUTSTANDING     VOTED
                                      SHARES VOTED        SHARES       SHARES
------------------------------------------------------------------------------
For .............................    17,349,084.958      41.574%       68.468%
Against .........................       695,184.684       1.666%        2.743%
Abstain .........................       492,491.394       1.180%        1.944%
Broker Non-votes ................     6,802,223.000      16.300%       26.845%
-------------------------------------------------------------------------------
TOTAL ...........................    25,338,984.036      60.720%      100.000%
-------------------------------------------------------------------------------

(c) To amend the Fund's fundamental investment restriction regarding lending:

-----------------------------------------------------------------------------
                                                          % OF         % OF
                                                       OUTSTANDING     VOTED
                                      SHARES VOTED        SHARES       SHARES
------------------------------------------------------------------------------
For .............................    17,308,283.356      41.476%       68.307%
Against .........................       741,954.233       1.778%        2.928%
Abstain .........................       486,523.447       1.166%        1.920%
Broker Non-votes ................     6,802,223.000      16.300%       26.845%
-------------------------------------------------------------------------------
TOTAL ...........................    25,338,984.036      60.720%      100.000%
-------------------------------------------------------------------------------


(d) To amend the Fund's fundamental investment restriction regarding investments in real estate:

-----------------------------------------------------------------------------
                                                          % OF         % OF
                                                       OUTSTANDING     VOTED
                                      SHARES VOTED        SHARES       SHARES
------------------------------------------------------------------------------
For .............................    17,259,988.763      41.360%       68.116%
Against .........................       771,906.410       1.850%        3.047%
Abstain .........................       504,865.863       1.210%        1.992%
Broker Non-votes ................     6,802,223.000      16.300%       26.845%
-------------------------------------------------------------------------------
TOTAL ...........................    25,338,984.036      60.720%      100.000%
-------------------------------------------------------------------------------


(e) To amend the Fund's fundamental investment restriction regarding investments in commodities:

-----------------------------------------------------------------------------
                                                          % OF         % OF
                                                       OUTSTANDING     VOTED
                                      SHARES VOTED        SHARES       SHARES
------------------------------------------------------------------------------
For .............................    17,345,856.711      41.566%       68.455%
Against .........................       698,821.453       1.675%        2.758%
Abstain .........................       492,082.872       1.179%        1.942%
Broker Non-votes ................     6,802,223.000      16.300%       26.845%
-------------------------------------------------------------------------------
TOTAL ...........................    25,338,984.036      60.720%      100.000%
-------------------------------------------------------------------------------

(f) To amend the Fund's fundamental investment restriction regarding issuing senior securities:

-----------------------------------------------------------------------------
                                                          % OF         % OF
                                                       OUTSTANDING     VOTED
                                      SHARES VOTED        SHARES       SHARES
------------------------------------------------------------------------------
For .............................    17,323,218.344      41.512%       68.366%
Against .........................       713,069.004       1.709%        2.814%
Abstain .........................       500,473.688       1.199%        1.975%
Broker Non-votes ................     6,802,223.000      16.300%       26.845%
-------------------------------------------------------------------------------
TOTAL ...........................    25,338,984.036      60.720%      100.000%
-------------------------------------------------------------------------------


(g) To amend the Fund's fundamental investment restriction regarding industry concentration:

-----------------------------------------------------------------------------
                                                          % OF         % OF
                                                       OUTSTANDING     VOTED
                                      SHARES VOTED        SHARES       SHARES
------------------------------------------------------------------------------
For .............................    17,422,934.038      41.751%       68.759%
Against .........................       599,280.590       1.436%        2.365%
Abstain .........................       514,546.408       1.233%        2.031%
Broker Non-votes ................     6,802,223.000      16.300%       26.845%
-------------------------------------------------------------------------------
TOTAL ...........................    25,338,984.036      60.720%      100.000%
-------------------------------------------------------------------------------


(h) To amend the Fund's fundamental investment restriction regarding diversification of investments:

-----------------------------------------------------------------------------
                                                          % OF         % OF
                                                       OUTSTANDING     VOTED
                                      SHARES VOTED        SHARES       SHARES
------------------------------------------------------------------------------
For .............................    17,515,970.286      41.974%       69.126%
Against .........................       535,482.112       1.283%        2.113%
Abstain .........................       485,308.638       1.163%        1.916%
Broker Non-votes ................     6,802,223.000      16.300%       26.845%
-------------------------------------------------------------------------------
TOTAL ...........................    25,338,984.036      60.720%      100.000%
-------------------------------------------------------------------------------


Proposal 4. To approve the elimination of certain of the Fund's fundamental investment restrictions:

-----------------------------------------------------------------------------
                                                          % OF         % OF
                                                       OUTSTANDING     VOTED
                                      SHARES VOTED        SHARES       SHARES
------------------------------------------------------------------------------
For .............................    17,322,744.175      41.511%       68.364%
Against .........................       688,473.903       1.650%        2.717%
Abstain .........................       525,542.958       1.259%        2.074%
Broker Non-votes ................     6,802,223.000      16.300%       26.845%
-------------------------------------------------------------------------------
TOTAL ...........................    25,338,984.036      60.720%      100.000%
-------------------------------------------------------------------------------

Proposal 5. To approve the reclassification of certain of the Fund's investment policies as non-fundamental:

-----------------------------------------------------------------------------
                                                          % OF         % OF
                                                       OUTSTANDING     VOTED
                                      SHARES VOTED        SHARES       SHARES
------------------------------------------------------------------------------
For .............................    17,322,997.753      41.511%       68.365%
Against .........................       709,820.000       1.701%        2.801%
Abstain .........................       503,943.283       1.208%        1.989%
Broker Non-votes ................     6,802,223.000      16.300%       26.845%
-------------------------------------------------------------------------------
TOTAL ...........................    25,338,984.036      60.720%      100.000%
-------------------------------------------------------------------------------